UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Commerce Court Toronto, Ontario, M5L 1A2, Canada
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

CIBC Equity Target Redemption Premium Yield Generator NotesSM due December 26, 2012	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

          A complete description of the CIBC Equity Target Redemption Premium Yield Generator NotesSM due December 26, 2012 of the Registrant is contained under the caption "Specific Terms of the Notes" in the Terms Supplement filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) on December 22, 2005, under the Securities Act of 1933, as amended (the "Securities Act"), as such Terms Supplement is amended by Amendment No. 1 filed by the Registrant with the Commission pursuant to Rule 424(b)(5) of the Securities Act on December 22, 2005, under the caption "Description of Notes" in the accompanying Prospectus Supplement, and under the caption "Description of the Debt Securities" in the accompanying Prospectus.  Such descriptions are hereby incorporated by reference.

Item 2.  Exhibits

          A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits which is incorporated herein by reference.

SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 22, 2005	CANADIAN IMPERIAL BANK OF COMMERCE

	By:	/s/ Linda A. Wallace
Name: Linda A. Wallace
Title: Authorized Signatory

	By:	/s/ William Haney
Name: William Haney
Title: Authorized Signatory

INDEX TO EXHIBITS

Exhibit Number	Description of Document

2.1

Form of the Indenture in connection with the issuance of the CIBC Equity Target
Redemption Premium Yield Generator NotesSM due December 26, 2012
(incorporated by reference to Exhibit 4.l to Registration Statement No. 333-
104577).

2.2	Form of CIBC Equity Target Redemption Premium Yield Generator NotesSM due December 26, 2012.